UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2017

RELM Wireless Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32644	59-3486297
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7100 Technology Drive, West Melbourne, FL		32904
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 984-1414

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 8.01
Other Events.

On June 15, 2017, RELM Wireless Corporation (the “Company”) announced that the Board of Directors of the Company (the “Board”) declared a quarterly dividend of $0.02 per share of the Company’s common stock, payable on July 17, 2017 to shareholders of record of the Company’s common stock as of the close of business on June 30, 2017.

On June 15, 2017, the Company also announced that the Board approved the increase in the Company’s stock repurchase program from 500,000 to 1,000,000 shares of the Company’s common stock, which may be repurchased from time to time, pursuant to a stock repurchase plan in conformity with the provisions of Rule 10b5-1 and Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended (the “Repurchase Program”). The Repurchase Program has no termination date.

The press release announcing the quarterly cash dividend and the changes to the Company’s capital return program is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits.

(d)            Exhibits.

  99.1           Press Release dated June 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION

Date: June 15, 2017	By:	/s/ William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 15, 2017.